CERTIFICATE OF INCORPORATION

OF

BAYHILL CAPITAL CORPORATION

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware (“DGCL”), do execute this Certificate of Incorporation and do hereby certify as follows:

FIRST:	The name of this corporation is BayHill Capital Corporation (the “Corporation”).

SECOND:
Its Registered Office in the State of Delaware is to be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The registered agent in charge thereof is The Corporation Trust Company.

THIRD:	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:
The aggregate number of shares that the Corporation shall have authority to issue is one hundred million (100,000,000) shares of common stock, having a par value of $0.0001 and four hundred thousand (400,000) shares of preferred stock (“Preferred Stock”), having a par value of $0.0001.

Shares of Preferred Stock may be issued from time to time in one or more series as the Board of Directors may determine, subject to any applicable requirements of the Investment Company Act of 1940 (the “1940 Act”), without shareholder approval, as hereinafter provided.  The Board of Directors is hereby authorized, by resolution or resolutions, to provide from time to time, out of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock, for a series of Preferred Stock.  Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall (i) fix and determine, and is hereby expressly empowered to fix and determine, by resolution, or resolutions, the designations, powers, preferences, relative participating, optional, and other special rights, qualifications, limitations, and restrictions, of the shares of such series and (ii) make such filings and recordings with respect thereto as required by the DGCL.  Each series of Preferred Stock shall be given a distinguishing designation.

The Board of Directors is expressly authorized to vary the provisions relating to the foregoing matters between the various series of Preferred Stock.  All shares of Preferred Stock of any one series shall be identical in all respects with all shares of such series, except that shares of any one series issued at different times may differ as to the dates from which any dividends thereon shall be payable and, if cumulative, shall cumulate.

Unless otherwise provided in the resolution, or resolutions, of the Board of Directors providing for the issuance thereof, the number of authorized shares of any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution, or resolutions, by the Board of Directors and appropriate filing and recording to the extent required by the CBCA.  In case the number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution, or resolutions, of the

Board of Directors providing for the issuance thereof, resume the status of authorized but unissued shares of Preferred Stock, undesignated as to series, and my be reissued as part of such series or as part of any other series of Preferred Stock.

Unless otherwise provided in the resolution, or resolutions, of the Board of Directors providing for the issuance thereof, shares of any series of Preferred Stock that shall be issued and thereafter acquired by the Corporation through purchase, redemption (whether through the operation of a sinking fund or otherwise), conversion, exchange, or otherwise shall have the status of authorized and unissued shares of Preferred Stock, undesignated as to series, and may be reissued as part of such series or as part of any other series of Preferred Stock.

FIFTH:	The name and mailing address of the incorporator of the Corporation are as follows:

Brian G. Lloyd
185 South State Street, Suite 1300
Salt Lake City, UT  84111

SIXTH:	The number of Directors which constitute the whole Board of Directors of the Corporation and the manner of their election shall be designated in the By-laws of the Corporation.

SEVENTH:	The Board of Directors of the Corporation shall have the power to adopt, amend or repeal the By-laws of the Corporation.

EIGHTH:
Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

NINTH:
Subject to any limitation imposed pursuant to the 1940 Act, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subject to any limitation imposed pursuant to the 1940 Act, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to herein, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.  Any indemnification herein (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the officer, director, employee or agent, is proper in the circumstances because he has met the applicable standard of conduct set forth herein.  Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) if determination is not made under (1) or (2) of this paragraph, by the stockholders.

Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is entitled to be indemnified by the Corporation.  Such expenses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

No provision of this Certificate of Incorporation shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

TENTH:
No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or any amendment thereto or successor provision thereto or (iv) for any transaction from which the director derived an improper personal benefit.  Neither this Certificate of Incorporation nor repeal of this Article Tenth, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article Tenth, shall eliminate or reduce the effect of this Article Tenth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Tenth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

[Signature page follows]

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this ___ day of __________, A.D. 2008.

Incorporator:

_______________________________________
Brian G. Lloyd